UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO VARIABLE TRUST

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid

Wells Fargo Advantage Funds® Product Alert

April 1, 2009

Shareholder Approval Sought for Subadvisor Change From New Star to Evergreen Investments

On April 1, 2009, Wells Fargo Advantage Funds filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) to seek shareholder approval of the new investment subadvisory agreement with Evergreen Investment Management Company, LLC (Evergreen Investments) as the sole subadvisor of the Wells Fargo Advantage International Core Fund and the Wells Fargo Advantage VT International Core Fund and to share subadvisory responsibilities for the Wells Fargo Advantage International Equity Fund (which is subadvised with Artisan Partners Limited Partnership and LSV Asset Management). The new subadvisory agreements, which took effect on March 2, 2009, require shareholder approval within 150 days of the date of the subadvisor change. Evergreen Investments replaced New Star Institutional Managers Limited (New Star) as subadvisor to the Funds.

The following questions and answers are designed to address any inquiries that might be received as a result of the preliminary proxy filings. A more detailed Product Alert, with further information about the proxy statement and solicitation process, will be distributed on or about April 23, 2009, the date on which the definitive proxy statements are expected to be filed with the SEC.

Questions and Answers About the New Subadvisory Agreement

1.	What are shareholders being asked to vote on?

Shareholders are being asked to approve a new subadvisory agreement with Evergreen Investments on behalf of the International Core, VT International Core, and International Equity Funds. On February 11, 2009, the Wells Fargo Advantage Funds Board of Trustees unanimously approved new subadvisory agreements with Evergreen Investments for the Funds. The new subadvisory agreements, which took effect on March 2, 2009, require shareholder approval within 150 days of the date of the subadvisor change.

2.	Why has the Wells Fargo Advantage Funds Board of Trustees recommended that shareholders approve the new subadvisory agreements with Evergreen Investments?

The Board of Trustees has recommended that the Funds’ shareholders approve the new subadvisory agreements with Evergreen Investments because it has determined that the agreements are in the best interest of the Funds’ shareholders. The Board of Trustee’s decision was based on several factors, including uncertainty about the continuity of services and personnel at New Star in light of a potential restructuring and/or acquisition of New Star’s parent company, the Funds’ underperformance while they were managed by New Star, and the rigorous and extensive analysis conducted by Wells Fargo Funds Management, LLC, in screening prospective subadvisors and its identification and recommendation of Evergreen Investments.

3.	What is Evergreen Investments?

Evergreen Investments, whose history spans over 75 years, advises the Evergreen Funds, one of the nation’s oldest mutual fund families. As a result of Wells Fargo & Company’s merger with Wachovia Corporation on December 31, 2008, Evergreen Investments became a subsidiary of Wells Fargo & Company.

4.	Will this subadvisor change result in a difference in investment objectives or strategies?

No. The Board of Trustees does not anticipate any changes to the Funds’ investment objectives (as described in the Funds’ prospectuses). The Funds are managed by Evergreen Investments’ International Developed Markets Equity team, which continues to use an international blend style with the MSCI EAFE Index as its benchmark. However, the Evergreen Investments International Developed Markets Equity team uses a different principal investment strategy than New Star to meet the respective investment objectives of each Fund.

The International Developed Markets Equity team uses bottom-up stock selection based on in-depth fundamental research as the cornerstone of its investment process. During each stage of the process, the team also considers the influence on the investment theses of top-down factors, such as macroeconomic forecasts, real economic growth prospects, fiscal and monetary policy, currency issues, and demographic and political risks. Sector and country weights are residuals of the team’s stock-selection decisions. The investment process seeks both growth and value opportunities. For growth investments, the team targets companies that it believes have strong business franchises, experienced and proven management, and accelerating cash flow growth rates. For value investments, the team targets companies that it believes are undervalued in the marketplace compared to their intrinsic value. Additionally, the team seeks to identify catalysts that will unlock value, which will then be recognized by the market. The team may purchase securities for the Funds across all market capitalizations. The team conducts ongoing review, research, and analysis of the Funds’ portfolio holdings. The team may sell a stock if it achieves the investment objective for the position, if a stock’s fundamentals or price changes significantly, if the team changes its view of a country or sector, or if the stock no longer fits within the risk characteristics of the portfolio.

5.	Will shareholders incur any expenses as a result of this change?

No. The subadvisor change does not affect the fees that the Funds’ shareholders pay, and shareholders will not bear any of the expenses associated with the proxy solicitation.

6.	What is the anticipated timeline for this proxy proposal?
Date	Event
February 11, 2009	Wells Fargo Advantage Funds Board of Trustees approved subadvisor change from New Star to Evergreen Investments.

March 2, 2009	Evergreen Investments replaced New Star as the subadvisor to the International Core Fund, the International Equity Fund, and the VT International Equity Fund.

March 31, 2009	Shareholder record date. The Funds’ shareholders as of this date are eligible to vote.

April 1, 2009	The preliminary proxy statement was filed with SEC.

On or about April 23, 2009	The definitive proxy statement will be filed with SEC.

April and/or May 2009	Proxy statements will be mailed to shareholders.
July 1, 2009	Special meeting of shareholders will be held.
7.

Who can shareholders call for further information?

If shareholders have any questions about the proxy materials or the proposal, they may call their investment professional, trust officer, or Wells Fargo Advantage Funds Investor Services at

1-800-222-8222.

If shareholders have questions about how to vote their shares, they should call our proxy solicitor, Computershare Fund Services, Inc., at 1-866-963-5822.

8.	When will further information be published?

We will distribute a Product Alert with more details about the proxy and the solicitation process on or about April 23, 2009, when the definitive proxy statement is scheduled to be filed.

In connection with the proposed transaction described in this communication, Wells Fargo Funds Trust and Wells Fargo Variable Trust (the “Trusts”) will file Proxy Statements with the SEC. All investors and security holders are advised to read their respective Funds’ Proxy Statement in its entirety when it becomes available because it will contain important information regarding the transaction, the persons soliciting proxies in connection with the transaction, and the interests of these persons in the transaction and related matters. The Trusts intend to mail the Proxy Statements to Fund shareholders (and Fund contractholders for Wells Fargo Variable Trust) once such Proxy Statements are declared effective by the Commission. Investors and security holders may obtain a free copy of the Proxy Statements when available and other documents filed by Wells Fargo Funds Trust with the Commission in connection with the transaction at that Commission’s Web site at http://www.sec.gov. Free copies of the Proxy Statements may be obtained by directing a request via telephone to Computershare Fund Services, Inc., at

1-866-963-5822. In addition to the Proxy Statements, the Funds file annual, semi-annual, and special reports; proxy statements; and other information with the Commission. You may read and copy any reports, statements, or other information filed by the Funds at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549 or at the Commission’s other public reference room in New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Trusts’ filings with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov.

The Trusts, their trustees, executive officers and certain members of their management, and other employees may be soliciting proxies from Fund shareholders (and Fund contractholders for the Wells Fargo Variable Trust) in favor of the transaction and other related matters. Information concerning persons who may be considered participants in the solicitation of Fund shareholders (and Fund contractholders for the Wells Fargo Variable Trust) under the rules of the Commission will be set forth in the Proxy Statement expected to be filed by the Trusts with the Commission in second quarter of 2009.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, FINRA/SIPC, an affiliate of Wells Fargo & Company. 115672 04-09

NOT FDIC INSURED * NO BANK GUARANTEE * MAY LOSE VALUE